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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-150379) pertaining to the 2005 Long-Term Incentive Plan and on Form S-3 (No. 333-187680) and related Prospectus of Standard Parking Corporation for the registration of 6,162,332 shares of its common stock, of our report dated March 18, 2013, except for Note B, as to which the date is November 18, 2013, with respect to the consolidated financial statements of Standard Parking Corporation, and our report relating to the effectiveness of internal control over financial reporting of Standard Parking Corporation dated March 18, 2013, except for the effects of the material weakness described in the sixth paragraph of our report, as to which the date is November 18, 2013 (which report expresses an adverse opinion on internal control over financial reporting), included in this Annual Report (Form 10-K/A) for the year ended December 31, 2012.

                      /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 18, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm